UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 44th Floor New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2025, Stepstone Private Credit Fund LLC (the “Company”), through a special purpose wholly-owned subsidiary, Stepstone SPV Facility III LLC (“SPV Facility III”), as borrower, entered into an amendment agreement dated as of February 27, 2025 (the “Wells Fargo Second Amendment Agreement”) to that certain Loan and Security Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent, UMB Bank, National Association, as the collateral agent, and the lenders party thereto from time to time, dated as of December 1, 2023 (as amended by the Wells Fargo Second Amendment Agreement, the “Wells Fargo Loan and Security Agreement”), to provide SPV Facility III with a revolving credit facility (giving effect to the Wells Fargo Second Amendment Agreement, the “Wells Fargo SPV III Credit Facility”). The Company serves as collateral manager and equityholder under the Wells Fargo Loan and Security Agreement.

The lenders have made aggregate commitments of $650.0 million under the Wells Fargo SPV III Credit Facility. In addition, the Wells Fargo SPV III Credit Facility includes an accordion feature providing the Borrower with the right to request increases in commitments under the facility from new and existing lenders on the same terms and conditions as the existing commitments up to an aggregate maximum of $900.0 million. Borrowings under the Wells Fargo SPV III Credit Facility will generally bear interest at a rate per annum equal to Daily Simple SOFR plus a margin of 2.15%, with a 0.0% floor on Daily Simple SOFR. Amounts available for borrowing under the Wells Fargo SPV III Credit Facility are subject to a borrowing base that applies different advance rates to different types of assets held by SPV Facility III and are subject to limitations with respect to the loans securing the Wells Fargo SPV III Credit Facility, which may affect the borrowing base and therefore amounts available to borrow under the Wells Fargo SPV III Credit Facility. Borrowings under the Wells Fargo SPV III Credit Facility are secured by all of the assets held by SPV Facility III.

The Wells Fargo Loan and Security Agreement requires payment of a non-use fee equal to, (i) during the six-month period following the date of the Wells Fargo Second Amendment Agreement, 0.50% on the difference between the daily outstanding balance under the Wells Fargo SPV III Credit Facility relative to the maximum amount of available commitments at such time up to 65% of the maximum amount of available commitments, plus 2.00% on any such amount in excess of 65% of the maximum amount of available commitments, and (ii) after the initial six-month period following the date of the Wells Fargo Second Amendment Agreement, 0.50% on the difference between the daily outstanding balance under the Wells Fargo SPV III Credit Facility relative to the maximum amount of available commitments at such time up to 35% of the maximum amount of available commitments, plus 2.00% on any such amount in excess of 35% of the maximum amount of available commitments.

The Wells Fargo Loan and Security Agreement includes customary covenants, reporting requirements, and other customary requirements applicable to the Company and SPV Facility III and provides for events of default and acceleration provisions customary for a facility of its type.

The reinvestment period end date (after which no borrowings may be drawn under the Wells Fargo SPV III Credit Facility) and the maturity date under the Wells Fargo SPV III Credit Facility are scheduled for February 27, 2028 and February 27, 2030, respectively, unless the Wells Fargo Loan and Security Agreement is sooner terminated in accordance with its terms.

The foregoing description of the Wells Fargo SPV III Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Wells Fargo Second Amendment Agreement attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As of February 3, 2025, the Company sold 2,949,038.56 unregistered shares (the “Sold Shares”) of the Company’s limited liability company interests (the “Shares”) (with the final number of Sold Shares issued being determined on February 28, 2025) pursuant to subscription agreements entered into with the participating investors for aggregate consideration of $77.4 million.

The offer and sale of the Sold Shares were conducted in connection with the Company’s continuous private offering of Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act (the “Private Offering”).

Item 8.01	Other Events.

Net Asset Value

The Company’s net asset value per Share as of January 31, 2025, as determined in accordance with the Company’s valuation policy, was $26.23.

As of January 31, 2025, the Company’s aggregate net asset value was approximately $955.8 million, the fair value of its investment portfolio was approximately $1,698.8 million, and it had $791.2 million in debt outstanding (at principal).

Status of Offering

The Company is currently conducting the Private Offering on a continuous basis for up to $10 billion in Shares. As of the date hereof, the Company has issued an aggregate of 37,767,251.33 Shares in the Private Offering for total consideration of approximately $981.7 million. These figures do not include any Shares issued in connection with the Company’s distribution reinvestment plan (if any) and do not account for Shares repurchased by the Company in connection with the Company’s discretionary quarterly share repurchase program. The Company intends to continue selling Shares in the Private Offering on a monthly basis.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2025, by and among the Company, as collateral manager and as equityholder, StepStone SPV Facility III LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and lender, and Raymond James Bank, as a lender.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2025

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer and Corporate Secretary

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